Exhibit 10.18


                        FIRST LOAN MODIFICATION AGREEMENT

      This First Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of October 22, 2003, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and INTERNET COMMERCE CORPORATION, a Delaware corporation with its principal place of business at 805 Third Avenue, 9th Floor, New York, New York 10022 ("Borrower").

      1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 30, 2003, evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated May 30, 2003 between Borrower and Bank (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

      2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and a certain Intellectual Property Security Ag (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter,   the  Security  Documents,   together  with  all  other  documents
evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

      3. DESCRIPTION OF CHANGE IN TERMS.

            Modification to Loan Agreement.

                        The Loan Agreement shall be amended by deleting the following definition appearing in Section 1 thereof:

                        " "Facility Period" is the period beginning on this date and continuing until one year from the date of this Agreement, unless the period is terminated sooner pursuant to Section 4.3."

                        and inserting in lieu thereof the following:

                        " "Facility Period" is the period beginning on this date and continuing until August 31, 2004, unless the period is terminated sooner by Bank with notice to Borrower or by Borrower pursuant to Section 4.3."

      4. FEES. Borrower shall pay to Bank a modification fee equal to Three Thousand Dollars ($3,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents up to a maximum aggregate amount of $1,500.

      5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge/Intellectual Property Security Agreement dated as of May 30, 2003 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement.

      6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of May 30, 2003 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

      7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.


      8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

      9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

      10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

      11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.


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

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                     BANK:

INTERNET COMMERCE CORPORATION                 SILICON VALLEY BANK

By:______________________________________     By:_______________________________

Name:____________________________________     Name:_____________________________

Title:___________________________________     Title:____________________________


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